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                                                                 EXHIBIT 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1998, except as to the seventeenth and nineteenth paragraphs of Note 1 and the second paragraph of
Note 6 which are as of February 25, 1998 and the fourth paragraph of Note 5 which is as of March 12, 1998, appearing on page F-2 of LJL BioSystems, Inc.'s Registration Statement on Form S-1.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

San Jose, California
August 12, 1998



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